                                                                    EXHIBIT 10.1

                                  RENEWAL LEASE

     THIS INDENTURE made this 5th day of December, 1994.
IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

BETWEEN:       ATLANTIS REAL ESTATE CORPORATION
               as agents for the owner;

               (hereinafter called the "LandLord")

                         OF THE FIRST PART;

                 - and -

               CHATTEM (CANADA) INC.

               (hereinafter called the "TENANT")

                    OF THE SECOND PART;

                                - and -

               CHATTEM, INC.

               (hereinafter called the "Guarantor")

                    OF THE THIRD PART;

     WHEREAS by Lease dated the 23rd day of April, 1992, (hereinafter called the "Original Lease"), ATLANTIS REAL ESTATE CORPORATION as agents for the owners leased to CHATTEM (CANADA) INC. premises having a gross floor area of approximately 15,069 square feet of space at Unit 1, 2220 Argentia Road City of Mississauga, Ontario, for a term of three (3) years to be computed from the 1st day of April, 1992 and ending March 31, 1995, and subject to the terms and conditions set forth in the Original Lease.

     NOW THEREFORE, in consideration of the premises and the execution of this Renewal Lease by the Tenant and the Landlord, the term as outlined on the Lease dated the 23rd day of April, 1992, shall be amended so that the termination date will be November 30, 1994.

     FURTHERMORE, in consideration of the premises and of the covenants and agreements hereinafter respectively reserved and contained on the part of the Tenant, its successors and assigns, to be respectively paid, observed and performed, the Landlord hereby demises the premises referred to in the Original Lease to the Tenant, to have and to hold such premises for and during the term of two (2) years, from the 1st day of December 1994, and from thenceforth next ensuing and fully to be completed on the 30th day of November 1996.

     YIELDING AND PAYING THEREFORE, for the first year to the Landlord, its successors and assigns, a basic annual rent of FIFTY-SIX THOUSAND, FIVE HUNDRED AND EIGHT DOLLARS AND SEVENTY-FIVE CENTS ($56,508.75) per annum, to be paid in advance in equal monthly installments of FOUR THOUSAND, SEVEN HUNDRED AND NINE DOLLARS AND SIX CENTS ($4,709.06) on the first day of each month of the term, commencing the first day of December, 1994.

     YIELDING AND PAYING THEREFORE, for the second year to the Landlord, its successors and assigns, a basic annual rent of SIXTY THOUSAND, TWO HUNDRED AND SEVENTY-SIX DOLLARS AND NO CENTS ($60,276.00) per annum, to be paid in advance in equal monthly installments of FIVE THOUSAND AND TWENTY-THREE DOLLARS NO CENTS ($5,023.00) on the first day of each month of the term, commencing the first day of December, 1995. The Tenant agrees to pay to the Landlord, its successors and assignees, a lump sum payment of $18,836.25 to be paid by the first day of May, 1996.

     PROVIDED the Tenant is not in default, the Tenant shall have the option to renew its Lease for a further period of three (3) years under the same terms and conditions, save as to further renewal and save as to be the basic annual rent which shall be $64,043.25 per annum, to be paid in advance in equal monthly installments of $5,336.94. The Tenant agrees to notify the Landlord in writing of its intent to renew at least six (6) months prior to the expiration of the Lease Term. Once written confirmation of the three (3) year renewal is received from the Tenant the lump sum payment of $18,836.25 will be forgiven from the second year Lease payment.

     UPON acceptance by the Tenant of the three (3) year renewal from December 30, 1996 to November 30, 1999, the following leasehold improvements will be performed.
     a.  New carpet supplied and installed in the offices.
     b.  Removal of the demising wall between two existing offices.
     c.  Repair and/or replacement of problematic unit heaters.
     d.  Painting of entire office area.

     PROVIDED the Tenant is not in default, the Tenant shall have the option to renew its Lease for a further period of five (5) years under the same terms and conditions, save as to further renewal and save as to the rental rate which shall be at a rate agreed upon at least six (6) months prior to the expiration of the Lease Term.

     THE LANDLORD AND TENANT, hereby mutually covenant and agree that they will perform and observe the several covenants, provisos and conditions in the Original Lease and as herein amended as fully as if such covenants, provisos and conditions had been repeated herein in full with such modification only as are necessary to make them applicable to this Renewal Lease.

     THIS RENEWAL LEASE shall endure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF the Parties hereto have executed this Lease.

                         ATLANTIS REAL ESTATE CORPORATION
                         as agents for the owners:



                              Per:
- - - --------------------------         ----------------------------------
Witness                               Landlord

                         CHATTEM (CANADA) INC.

                              Per:
- - - --------------------------         ----------------------------------
Witness                               Tenant